SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant To Section 14(a) Of
                    The Securities Exchange Act Of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]
Check the appropriate box:
[_]  Preliminary Proxy Statement
[_] CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14A-6(E)(2))
[_]  Definitive Proxy Statement
[X]  Definitive Additional Materials
[_]  Soliciting Material Pursuant to Section 240.14a-12

                         ICN Pharmaceuticals, Inc.
          --------------------------------------------------------
              (Name of Registrant as Specified in its Charter)

                                    N/A
          --------------------------------------------------------
  (Name of Person(s) Filing Proxy Statement, if other than the Registrant) Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:
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     (2) Aggregate number of securities to which transaction applies:
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     (4) Proposed maximum aggregate value of transaction:
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     (5) Total fee paid:
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[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:
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

Following is the text of a letter sent by ICN Pharmaceuticals, Inc. to shareholders on May 6, 2002:

Dear Fellow Shareholders:


                        PERFORMANCE VS. UNCERTAINTY
                        ---------------------------

                         Look at ICN's Performance

          o    Record fourth quarter 2001 operating income of $78 million.

          o    Record fourth quarter 2001 royalty revenue of $54 million.

          o    Record 2001 revenues of $858 million.

          o    Record 2001 pre-tax income of a $144 million.

          o    Record first quarter 2002 revenues of $246 million.

          o    Record first quarter 2002 operating income of $66 million.

          o    Record first quarter 2002 net income of $34 million.


ICN BEATS PEERS*                                                ICN BEATS TOP 10 PHARMACEUTICAL COMPANIES*

COMPANY NAME            STOCK SYMBOL    1 YEAR RETURN           COMPANY NAME            STOCK SYMBOL    1 YEAR RETURN*
------------            ------------    -------------           ------------            ------------    -------------

BEST PERFORMERS                                                 BEST PERFORMERS

ICN Pharmaceuticals         ICN            30.37%               ICN Pharmaceuticals          ICN            30.37%
Barr Labs                   BRL            24.24%               Mylan                        MYL            21.75%
King Pharmaceuticals        KG             19.54%               Wyeth                        WYE            18.04%
Roche Holdings             RHHBY            8.31%               Abbott Labs                  ABT            15.23%
Amgen                      AMGN             4.70%               Novartis AG-ADR              NVS             3.39%
Enzon, Inc.                ENZN            -1.85%               Pfizer, Inc.                 PFE             3.14%
Schering-Plough            SGP            -10.18%               Eli Lilly & Co.              LLY             2.46%
Andrx Group                ADRX           -21.05%               Pharmacia Corp.              PHA            -7.37%
Watson Pharmaceuticals      WPI           -46.77%               Biogen                       BGEN          -20.23%
                                                                Merck & Co.                  MRK           -20.82%
                                                                Bristol Myers Squibb         BMY           -25.43%

*4/2/01 through 3/28/02                                         *4/2/01 through 3/28/02


But, here we go again! Two dissident institutions, who have held their stock for only ten months, are waging a costly, disruptive and unnecessary proxy contest, triggering a change of control which may be expensive to shareholders and potentially risk the solid performance being delivered by management and the current board. Why? Do you want solid performance or an uncertain future?


                          VOTE THE GOLD PROXY CARD

                          LET'S LOOK AT THE RECORD
                          ------------------------

Your company was founded 42 years ago by Milan Panic with $200 and a vision. On April 12th of this year, its billion dollar drug was offered to the public as part of Ribapharm, the second largest biotech IPO in American history.

ICN sold 29.9 million shares (19.9%) of Ribapharm and raised $299 million. We also reduced long-term debt with a resulting cash interest savings of $20 million per year. We were and we are committed to spin off the remainder of Ribapharm shares to ICN shareholders upon IRS approval. Thus, ICN shareholders will receive the benefit of Ribapharm's value.

Yet the dissidents, by mounting a proxy contest in the middle of our restructuring plan, and by constantly criticizing our restructuring, appear to us to be damaging the value it has taken management and the board decades to build.

We have kept our promise to restructure. Ribapharm is public. ICN
International will soon be separated. We have followed the advice of our bankers on market timing, and are proceeding expeditiously with ICN's restructuring.


                    LET THE RESTRUCTURING PROVE ITSELF!

                BOARD INDEPENDENCE AND CORPORATE GOVERNANCE

                          LET'S LOOK AT THE FACTS
                          -----------------------

The election of your board's nominees this year will result in a board of directors that has five of nine members who are clearly independent and will have served one year or less.

These would include Messrs. Edward Burkhardt, Ronald Fogleman and Steven Lee, who were elected as shareholder nominees last year, as well as Messrs. Roderick Hills, former chairman of the Securities & Exchange Commission, and Barry Cohen, former president of Merck Sharpe & Dohme International. Both Messrs. Hills and Cohen were appointed to the board in April 2002 and were found qualified by your independent nominating committee, consisting of Messrs. Fogleman (chair), Burkhardt and Norman Barker.

This is good corporate governance.  This is true independence.

In our view the dissidents' slate adds nothing to the independence of your board, except to assure disruption, potential costly change of control payments and an uncertain future for your company. Don't let them sell you short!



                          VOTE THE GOLD PROXY CARD

We live in impatient times. Most of you have watched your company grow through great difficulties by remaining persistent, strong, and above all, patient.

It is easy to criticize; it is hard to perform, particularly in these difficult times. All the dissidents have done is make personal attacks, criticize our restructuring and question the independence of our board. We will not respond to their personal attacks and we will let our proven performance stand as our response to their criticisms.

The choice is simple - do you want directors who are focused on criticism or performance?

We ask that before you vote you examine both our long-term and recent record.

                    o    Look at our business success.

                    o    Look at our restructuring.

                    o    Look at our board leadership.

                    o    Look at our vision for the future.

                    DON'T LET CRITICISM AND UNCERTAINTY
                           UNDERMINE PERFORMANCE



On Behalf of the Board of Directors,



/s/ Milan Panic
-------------------------------
Milan Panic
Chairman and Chief Executive Officer










                          VOTE THE GOLD PROXY CARD

                      PLEASE VOTE THE GOLD PROXY CARD




                                 IMPORTANT!
                                 ---------

1. REGARDLESS OF HOW MANY SHARES YOU OWN, YOUR VOTE IS VERY IMPORTANT. PLEASE SIGN, DATE AND MAIL THE ENCLOSED GOLD PROXY CARD.


     PLEASE VOTE EACH GOLD PROXY CARD YOU RECEIVE SINCE EACH ACCOUNT MUST BE VOTED SEPARATELY. ONLY YOUR LATEST DATED PROXY COUNTS.


2. WE URGE YOU NOT TO SIGN ANY WHITE PROXY CARD SENT TO YOU BY THE DISSIDENT GROUP.

3. EVEN IF YOU HAVE SENT A WHITE PROXY CARD TO THE DISSIDENT GROUP, YOU HAVE EVERY RIGHT TO CHANGE YOUR VOTE. YOU MAY REVOKE THAT PROXY, AND VOTE AS RECOMMENDED BY ICN'S BOARD BY SIGNING, DATING AND MAILING THE ENCLOSED GOLD PROXY CARD IN THE ENCLOSED ENVELOPE.

4. IF YOUR SHARES ARE HELD IN THE NAME OF A BANK, BROKER OR OTHER NOMINEE, PLEASE DIRECT THE PARTY RESPONSIBLE FOR YOUR ACCOUNT TO VOTE THE GOLD PROXY CARD AS RECOMMENDED BY ICN'S BOARD.

IF YOU HAVE ANY QUESTIONS ON HOW TO VOTE YOUR SHARES, PLEASE CALL OUR PROXY
SOLICITOR:

                     MORROW & CO. at (800) 607 - 0088.